                                                                    Exhibit 23.1




We consent to the use of our report dated April 30, 1996 on Newco Homes, Inc., included in the Current Report on Form 8-K dated August 1, 1996 of Palm Harbor Homes, Inc. filed with the Securities and Exchange Commission.




                                          /s/ Ernst & Young LLP


Dallas, Texas
August 1, 1996